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                                                                   EXHIBIT 10.8

                                    SUBLEASE

     This Sublease, made as of the 10th day of October, 1997, by and between Drake Mortgage Corporation, a Washington corporation, referred to herein as the "Sublessor", and ProBusiness Services, Inc., a Delaware corporation, referred to herein as the "Sublessee".

                                   WITNESSETH:

     WHEREAS, Sublessor, as "Tenant" and The Trustees under the will and of the Estate of James Campbell, Deceased, acting in their fiduciary and not in their individual capacities (the "Master Landlord"), as "Landlord", have heretofore entered into a certain 400 Building Lease Agreement, dated August 25, 1993, as amended by a certain amendment of lease, Amendment No. 2, and as amended by a certain amendment of lease agreement dated February 14, 1996, (collectively, the "Master Lease"), a copy of which is attached hereto as Exhibit "A", pursuant to which, among other things, the Master Landlord leased to Sublessor certain premises (the "Master Leased Premises") consisting of portions of the building commonly known as The 400 Building (the "Building") and located at 400 108th Avenue N.E. in Bellevue, Washington, having a rental area of approximately 65,867 square feet, and more fully described in the Master Lease; and

     WHEREAS, Sublessor desires to sublease to Sublessee, and Sublessee desires to sublease from Sublessor, a part of the Master Leased Premises (referred to herein as the "Subleased Premises"), consisting of approximately 4,782 square feet, known as Suite 400 located in the western most part of the fourth floor.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sublessor and Sublessee agree as follows:

     1. DEMISE OF SUBLEASED PREMISES. Sublessor hereby subleases to Sublessee, and Sublessee hereby accepts from Sublessor, on the terms and conditions hereinafter set forth, the Subleased Premises. Sublessee accepts the Subleased Premises in their "as is" condition on the date hereof. Sublessor may coordinate changing the locks securing the Subleased Premises with the Master Landlord, to ensure compatibility of locks throughout the Building and access to the Subleased Premises by Master Landlord in cases of emergency.

     2. RENT. Sublessee shall pay to Sublessor as rent for the Subleased Premises, monthly in advance, on the Commencement Date and on the first day of each calendar month thereafter during the Term of this Sublease, without deduction, set off, prior notice or demand, in lawful money of the United States of America, the sum of $5,350.00 (see Addendum A) (the "Base Rent"). It is intended by Sublessor and Sublessee that the monthly Base Rent provided for herein shall be "Gross" rent and, except for reimbursement of a portion of the operating expenses payable by Sublessor under the Master Lease, as set forth in paragraph 3 below, shall include all costs of Sublessee's use and occupancy of the Subleased Premises, including, but not limited to: gas, electricity for lighting and operation of customary office machines, water, elevator service, heat and air conditioning during "Normal Business Hours", as such are defined in the Master lease, "Operating Costs" as such are defined in the Master lease, security, property taxes, insurance (except for insurance maintained by Sublessee for its own benefit or to comply with Sublessee's legal obligations), cleaning and janitor service and maintenance and repairs.
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     3.     OPERATING COSTS.  In addition to the Base Rent provided for in paragraph 2 hereof, Sublessee shall reimburse Sublessor for Sublessee's Proportionate Share (as hereinafter defined) of actual Operating Costs (as defined in paragraph 3 of the Master Lease) in excess of Operating Costs for the base year 1993 ("Excess Operating Costs"), which are payable by Sublessor pursuant to the Master Lease. Sublessee shall pay Sublessee's Proportionate Share of such Excess Operating Costs for the calendar year 1998 and for each calendar year thereafter during the Term, within 30 days after receipt of Sublessee's Proportionate Share of such Excess Operating Costs and a copy of the statement of Sublessor's actual Operating Costs, delivered to Sublessor by the Master Landlord pursuant to paragraph 3 of the Master Lease.

     4. TERM AND POSSESSION. The term of this Sublease ("Term") shall begin upon the Sublessor's vacation of the Premises targeted for December 15, 1997, (the "Commencement Date") and end on January 31, 1999, unless sooner terminated by reason of Sublessee's default. On and after the date upon which Sublessor delivers possession of the Subleased Premises to Sublessee, all of the terms and conditions of this Sublease shall be applicable to Sublessee's use and occupancy of the Subleased Premises.

     5. USE. Sublessee shall use the Subleased Premises for general office uses and uses reasonably incidental thereto and for no other purpose without the prior written consent of Sublessor and Master Landlord.

     6. ALTERATIONS AND IMPROVEMENTS. Sublessee, at Sublessee's sole cost and expense, shall have the right, at any time and from time to time during the Term to construct such alterations, additions and improvements to the Subleased Premises as Sublessee, in its sole discretion, deems necessary or advisable, subject only to the consent of the Master Landlord, as provided in paragraph 6 of the Master Lease, and the prior written consent of Sublessor, which consent Sublessor agrees will not be withheld or delayed unreasonably. In the event Sublessee desires to make any proposed alterations, additions or improvements to the Subleased Premises, Sublessee shall submit to each of Master Landlord and Sublessor, together with Sublessee's request for such consent, two copies of plans and specifications, setting forth in reasonable detail the proposed design and plan of such alterations, additions or improvements. Any proposed alterations, additions or improvements to the Subleased Premises shall be deemed approved, if Sublessor or Master Landlord has not notified Sublessee of Sublessor's or Master Landlord's disapproval within 10 days after receiving Sublessee's request for approval. Sublessor's or Master Landlord's disapproval of any alteration, addition or improvement requested by Sublessee shall be in writing and shall state with reasonable specificity Sublessor's or Master Landlord's reasons for such disapproval.

     7. PARKING. Sublessor shall make available to Sublessee from time to time throughout the Term, at the current market rate of $95.00 per stall to Sublessee, a number of parking spaces under contract by Sublessor. Initially, Sublessor shall make available 4 parking stalls, of which at least 4 shall be covered.

     8. SIGNAGE. Sublessee, at its sole cost and expense, shall be permitted to install and maintain monument and lobby signage, subject only to approval thereof by Sublessor, which approval Sublessor agrees shall not be withheld or delayed unreasonably, and approval by the Master Landlord as required under paragraph 17 of the Master Lease. Sublessee shall remove all signage and repair any damage caused thereby, at its sole cost and expense, prior to the expiration of the term of this Sublease.

     9.     MASTER LEASE.

     (a) Except as set forth hereinafter in this paragraph, the terms and conditions of the Master lease are incorporated in this Sublease as though fully set forth herein, and, except as set forth below, Sublessee shall perform, observe and be bound by all of the terms and conditions of the Master Lease to be performed and observed by the Tenant thereunder, insofar as the same are applicable to the Subleased Premises, Sublessor shall perform, observe and be bound by, or cause the Master Landlord to perform and observe, all of the terms and conditions of the Master Lease to be performed or observed by the Landlord thereunder, insofar as the same are applicable to the Subleased Premises; Sublessee shall have, as to Sublessor, all of the rights and benefits arising and accruing to the Tenant under the Master lease; and Sublessor shall have, as to Sublessee, all of the rights and benefits arising or accruing to the Landlord under the Master Lease. Notwithstanding the foregoing, the following provisions of the Master Lease are not incorporated herein and shall not apply to this Sublease:

            (i) The payment by Sublessee of Operating Costs shall be governed by paragraph 3 of this Sublease, and Sublessee shall have no rights or obligations with respect to paragraph 3 of the Master Lease;

            (ii) Sublessee's defaults shall be governed by paragraph 10 of this Sublease and not be paragraph 23 of the Master Lease;

     (b) Sublessor and Sublessee agree, each with the other, that neither will take or permit any action or fail to perform or observe any obligation, which causes an event of default under the Master Lease and/or causes the Master Lease to be terminated or forfeited, and each shall indemnify the other and hold the other harmless from and against any and all claims, demands, suits, costs, expenses, damages and liabilities, including reasonably attorneys' fees, arising by reason of any act or omission on the part of the indemnifying party which causes the Master lease to be terminated or forfeited.

     10. EVENTS OF DEFAULT. Each of the following shall constitute an event of default by Sublessee under this Sublease and shall entitle Sublessor to exercise any and all remedies available to the Master landlord under the Master lease and/or available to Sublessor by operation of law:

     (a) Sublessee shall fail to pay when due any monthly installment of Base Rent or any other payment required to be made by Sublessee, and such failure shall continue for five days after receipt by Sublessee of Sublessor's written notice thereof;

     (b) Sublessee shall fail to observe or perform any other term or condition to be observed or performed by Sublessee hereunder or under the Master Lease, and such failure shall continue for 30 days after receipt by Sublessee of Sublessor's written notice thereof, unless such failure of performance, by its nature, cannot be cured within 30 days, in which event, such failure of performance shall be deemed cured if Sublessee commences to cure the same within such 30 day period and completes such cure as soon as reasonably practicable;

     (c) Sublessee shall file a petition in bankruptcy or avail itself of any other state or federal law providing for the relief of debtors.

     11. NOTICES. All notices or demands required or permitted under this Sublease shall be in writing and shall be address as set forth herein below or to such other address as either party may, by written notice to the other, specify in writing from time to time. All notices shall be deemed served upon delivery, if hand-delivered, or 24 hours after delivery to Federal Express or another recognized overnight courier with charges prepaid, if served by overnight courier, or three business days after deposited in the United States mail, with postage pre-paid, registered or certified mail, return receipt requested, if served by mail. Notices hereunder may also be served by facsimile, with a copy sent by United States mail postage prepaid, and shall be deemed served when received by the recipient's facsimile machine.

     Notices to Sublessor shall be address as follows:
            Stanley R. Drake
            Drake Mortgage
            400 108th Avenue N.E., Suite 100
            Bellevue, WA  98004

     Notices to Sublessee shall be addressed as follows:
            Mitch Everton
            ProBusiness Services, Inc.
            4125 Hopyard Road
            Pleasanton, CA  94566

     A copy of all notices service by one party hereto upon the other shall also be sent to Master Landlord and shall be addressed as follows:
            Jeff Iseman
            The Seneca Group
            10900 N.E. 4th Street, Suite 800
            Bellevue, WA  98004

12.  GENERAL PROVISIONS.

     (a) The Waiver by either party hereto of a breach of any covenant, obligation or condition set forth herein to be performed or observed by the other party hereto shall not be deemed to be a waiver of any subsequent breach of the same or of any other covenant, obligation or condition of this Sublease to be performed or observed by such party.

     (b) This Sublease shall be governed by and construed in accordance with the laws of the State of Washington.

     (c) If any term, covenant or condition of this Sublease or the application thereof to any person or circumstance shall be held to be or rendered invalid, unenforceable or illegal, then such term, covenant or condition shall be considered separate and severable from the remainder of this Sublease, shall not affect, impair or invalidate the remainder of this Sublease, and shall continue to be applicable to and enforceable to the fullest extent permitted by law against any person or circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

     (d) This Sublease may be executed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

     (e) This Sublease sets forth all the covenants, promises, agreements, conditions or understandings between the parties hereto concerning the Subleased Premises and the subject matter of this Sublease. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties hereto other than as herein set forth. Except as herein otherwise provided, no alteration, amendment or change of, or addition to this Sublease shall be binding upon the parties hereto unless in writing and signed by Sublessor and Sublessee.

     (f) The captions and paragraph numbers appearing in this Sublease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any of the provisions hereof nor in any way affect this Sublease.

     (g) The words "hereof," "herein," "hereunder" and similar expressions used in any provision of this Sublease relate to the whole of this Sublease and not to such provision alone, unless otherwise expressly provided, and whenever the singular number of a gender is used herein the same shall be construed as including the plural and the masculine, feminine and neuter respectively where the fact or context so requires.

     (h)    Time is of the essence of this Sublease and of every part hereof.

     (i) Each party to this Sublease represents and warrants to the other party hereto that the execution, delivery and performance of this Sublease by the representing and warranting party has been authorized by all necessary corporate action of such party and that the officer or officers executing this Sublease on behalf of such party have full power and authority to do so and to bind such party hereto.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.


SUBLESSOR:                                   SUBLESSEE:

Drake Mortgage Corporation              ProBusiness Services, Inc.
A Washington corporation                A Delaware corporation


By:  /s/ Stanley Drake                  By: /s/ Mitch Everton
   ---------------------------             ---------------------------

Its:  President                         Its:  SVP - OPERATIONS
    --------------------------              --------------------------



CONSULT YOUR ATTORNEY. THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR THEIR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY PACIFIC REAL ESTATE PARTNERS, INC. OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY OR LEGAL EFFECT OF THIS DOCUMENT. THESE ARE QUESTIONS FOR YOUR ATTORNEY.
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                                      ADDENDUM A


This Addendum is a continuation of that certain Sublease dated October 10, 1997, between Drake Mortgage Corporation, a Washington corporation, and ProBusiness Services, a Delaware corporation, on real property in King County, Washington and by this reference shall become part of that agreement.

Sublessee shall pay to Sublessor upon receipt of invoice, approximately December 18, 1997, $31,000.00. Payment to be considered a partial prepayment of Base Rent as illustrated below and a one-time payment of $5,000.



  $2,000.00         X                      13                  =  $26,000   +       $5,000         =    $31,000
(rent reduction)        (number of months in the lease term)                   (one-time payment)




Initials:  Subleases  ME                      Sublessor
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